This report is signed on behalf of the registrant (or depositor or trustee).

City of: LANSING          State of: MICHIGAN            Date:  February 26, 1999

Name of Registrant, Depositor, or Trustee:  JNL SERIES TRUST

By (Name and Title):                              Witness (Name and Title):


/s/ Andrew B. Hopping                             /s/ Thomas J. Meyer
---------------------                             -------------------
ANDREW B. HOPPING                                 THOMAS J. MEYER
PRESIDENT & CHIEF EXECUTIVE                       VICE PRESIDENT &
OFFICER                                           SECRETARY